Morgan Stanley Global Fixed Income
Opportunities Fund
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Lloyds Banking Group
PLC 4.500% due 11/04/2024
Purchase/Trade Date:	  10/29/2014
Offering Price of Shares: $99.435
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $725,000
Percentage of Offering Purchased by Fund:
0.073
Percentage of Fund's Total Assets: 0.38
Brokers:  Citigroup Global Markets Inc.,
Goldman, Sachs & Co., J.P. Morgan Securities
LLC, Lloyds Securities Inc., Morgan Stanley &
Co. LLC, Nomura Securities International, Inc.
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  EDP Finance BV 4.125%
due 01/15/2020
Purchase/Trade Date:	  11/13/2014
Offering Price of Shares: $99.789
Total Amount of Offering:  $750,000,000
Amount Purchased by Fund: $425,000
Percentage of Offering Purchased by Fund:
0.057
Percentage of Fund's Total Assets: 0.19
Brokers:  BBVA Securities Inc., Citigroup
Global Markets Inc., HSBC Securities (USA)
Inc., Morgan Stanley & Co. LLC
Purchased from: HSBC Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  MGM Resorts
International 6.000% due 03/15/2023
Purchase/Trade Date:	  11/20/2014
Offering Price of Shares: $100.00
Total Amount of Offering:  $1,150,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund:
0.048
Percentage of Fund's Total Assets: 0.24
Brokers:  Merrill Lynch, Pierce, Fenner &
Smith Incorporated, J.P. Morgan Securities
LLC, Citigroup Global Markets Inc., SMBC
Nikko Securities America, Inc., Morgan Stanley
& Co. LLC, Barclays Capital Inc., BNP Paribas
Securities Corp., Deutsche Bank Securities Inc.,
Credit Agricole Securities (USA) Inc., RBS
Securities Inc., Scotia Capital (USA) Inc., UBS
Securities LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  HJ Heinz Co. 4.875%
due 02/15/2025
Purchase/Trade Date:	  1/26/2015
Offering Price of Shares: $100.00
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund:
0.025
Percentage of Fund's Total Assets: 0.21
Brokers:  Wells Fargo Securities, LLC, J.P.
Morgan Securities LLC, Barclays Capital Inc.,
Citigroup Global Markets Inc., RBC Capital
Markets, LLC, HSBC Securities (USA) Inc.,
Morgan Stanley & Co. LLC, UBS Securities
LLC, BB Securities Limited, Banco Bradesco
BBI S.A., Credit Agricole Securities (USA)
Inc., Credit Suisse Securities (USA) LLC,
Goldman, Sachs & Co., Itau BBA USA
Securities, Inc., Mitsubishi UFJ Securities
(USA), Inc., PNC Capital Markets LLC, Rabo
Securities USA, Inc., Standard Chartered Bank
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Ally Financial Inc.
3.250% due 02/13/2015
Purchase/Trade Date:	  02/10/2015
Offering Price of Shares: $99.294
Total Amount of Offering:  $600,000,000
Amount Purchased by Fund: $305,000
Percentage of Offering Purchased by Fund:
0.051
Percentage of Fund's Total Assets: 0.12
Brokers:  Citigroup Global Markets Inc.,
Goldman, Sachs & Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Morgan Stanley
& Co. LLC, Credit Agricole Securities (USA)
Inc., Lloyds Securities Inc., PNC Capital
Markets LLC, Scotia Capital (USA) Inc., U.S.
Bancorp Investments, Inc., CAVU Securities,
LLC, Great Pacific Securities, Siebert Branford
Shank & Co, LLC, Telsey Advisory Group
LLC, The Williams Capital Group, L.P.
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Wynn Las Vegas LLC
5.500% due 03/01/2025
Purchase/Trade Date:	  02/11/2015
Offering Price of Shares: $100.00
Total Amount of Offering:  $1,800,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund:
0.021
Percentage of Fund's Total Assets: 0.15
Brokers:  Deutsche Bank Securities Inc., Merrill
Lynch, Pierce, Fenner & Smith Incorporated,
Credit Agricole Securities (USA) Inc., Fifth
Third Securities, Inc., Scotia Capital (USA)
Inc., SunTrust Robinson Humphry, BOC
International, BNP Paribas Securities Corp.,
Morgan Stanley & Co. LLC, SMBC Nikko
Securities America, Inc., UBS Securities LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Actavis Funding SCS
3.800% due 03/15/2025
Purchase/Trade Date:	  03/03/2015
Offering Price of Shares: $99.645
Total Amount of Offering:  $4,000,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund:
0.009
Percentage of Fund's Total Assets: 0.14
Brokers:  J.P. Morgan Securities LLC, Mizuho
Securities USA Inc., Wells Fargo Securities,
LLC, Morgan Stanley & Co. LLC, Barclays
Capital Inc., Citigroup Global Markets Inc.,
BNP Paribas Securities Corp., HSBC Securities
(USA) Inc., Mitsubishi UFJ Securities (USA),
Inc., RBS Securities Inc., SMBC Nikko
Securities America, Inc., TD Securities (USA)
LLC, DNB Markets, Inc., Raymond James &
Associates, Inc., Scotia Capital (USA) Inc.,
BBVA Securities Inc., Credit Agricole
Securities (USA) Inc., Fifth Third Securities,
Inc., PNC Capital Markets LLC, Santander
Investment Securities Inc.
Purchased from: J.P. Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Ensco Plc 5.200% due
03/15/2025
Purchase/Trade Date:	  03/04/2015
Offering Price of Shares: $99.622
Total Amount of Offering:  $700,000,000
Amount Purchased by Fund: $45,000
Percentage of Offering Purchased by Fund:
0.006
Percentage of Fund's Total Assets: 0.02
Brokers:  Citigroup Global Markets Inc.,
Deutsche Bank Securities Inc., HSBC Securities
(USA) Inc., DNB Markets, Inc., Goldman,
Sachs & Co., Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Wells Fargo Securities,
LLC, BNP Paribas Securities Corp., Mitsubishi
UFJ Securities (USA), Inc., Mizuho Securities
USA Inc., Standard Chartered Bank, Morgan
Stanley & Co. LLC, ANZ Securities, Inc.
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  APT Pipelines 4.200%
due 03/23/2015
Purchase/Trade Date:	  03/16/2015
Offering Price of Shares: $99.895
Total Amount of Offering:  $1,100,000,000
Amount Purchased by Fund: $1,200,000
Percentage of Offering Purchased by Fund:
0.109
Percentage of Fund's Total Assets: 0.46
Brokers:  J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Australia and New Zealand
Banking Group Limited, Scotia Capital (USA)
Inc., Commonwealth Bank of Australia, DNB
Markets, Inc., Mitsubishi UFJ Securities
International plc, Westpac Banking Corporation
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.